[**] = Portions of this exhibit have been omitted pursuant to a confidential treatment request.  An unredacted version of this exhibit has been filed separately with the Securities and Exchange Commission.

Exhibit 10.7

Settlement AGREEMENT

THIS SETTLEMENT AGREEMENT (“Agreement”) is executed as of July 17, 2017 (the “Execution Date”), by and between Sarepta Therapeutics, Inc., with offices at 215 First Street, Suite 415, Cambridge, MA 02142, USA and Sarepta International C.V., with offices at Fred. Roeskestraat 123, 1076 EE Amsterdam, The Netherlands (collectively, “Sarepta”), The University of Western Australia having its principal office at 35 Stirling Highway, Crawley, Australia  6009 (“UWA”) on the one hand, and BioMarin Leiden Holding BV and its subsidiaries, BioMarin Nederlands BV and BioMarin Technologies BV (collectively, “BioMarin”), and Academisch Ziekenhuis Leiden (“AZL”), having its principal office at Albinusdreef 2, 2333 ZA Leiden, Netherlands on the other hand. BioMarin, AZL, Sarepta and UWA may, from time-to-time, be individually referred to as a “Party” and collectively referred to as the “Parties”.

RECITALS

WHEREAS, AZL is named as the sole owner of the entire right, title and interest in and to [**] and all patents and patent applications claiming priority thereto or derived therefrom;

WHEREAS, AZL is named as the sole owner of the entire right, title and interest in and to [**] and all patents and patent applications claiming priority thereto or derived therefrom;

WHEREAS, AZL and Prosensa Technologies B.V. are named as joint owners of the entire right, title and interest in and to [**] and all patents and patent applications claiming priority thereto or derived therefrom;

WHEREAS, AZL, Prosensa Technologies B.V., Prosensa B.V., and Prosensa Holding B.V. are named as joint owners of the entire right, title and interest in and to [**] and all patents and patent applications claiming priority thereto or derived therefrom;

WHEREAS, UWA is named as the sole owner of the entire right, title and interest in and to [**] and all patents and patent applications claiming priority thereto or derived therefrom;

WHEREAS, AZL exclusively licensed to BioMarin certain of its right, title and interest in and to certain patent applications and patents in the Actions (as defined below) pursuant to (i) a certain Research and License Agreement by and between Prosensa Holding B.V. and AZL, acting under the name of Leiden University Medical Center, dated as of September 1, 2003, as amended as of March 1, 2008 and (ii) the acquisition of Prosensa Holding B.V. by BioMarin;

WHEREAS, UWA exclusively licensed to Sarepta its entire right, title and interest in and to certain patents in the Actions pursuant to a certain Exclusive License Agreement, dated as of November 24, 2008, as amended and restated pursuant to a certain Amended and Restated Exclusive License Agreement, dated as of April 10, 2013, as amended as of June 19, 2016;

WHEREAS, Sarepta opposed the following European patents [**];

[**] = Portions of this exhibit have been omitted pursuant to a confidential treatment request.  An unredacted version of this exhibit has been filed separately with the Securities and Exchange Commission.

WHEREAS, Sarepta and BioMarin both appealed the Interlocutory Decision of the Opposition Division of the European Patent Office (the “EPO”) dated April 15, 2013 for EP ‘249 (the “EP ‘249 Appeal”);

WHEREAS, [**];

WHEREAS, [**];

WHEREAS, [**];

WHEREAS, [**];

WHEREAS, [**];

WHEREAS, [**];

WHEREAS, [**];

WHEREAS, [**];

WHEREAS, [**];

WHEREAS, [**];

WHEREAS, [**];

WHEREAS, [**].

WHEREAS, AZL, BioMarin, UWA and Sarepta desire to resolve the Actions without further cost and delay and avoid future conflicts and controversies concerning the Parties’ respective intellectual property that each owns or controls in the field of exon skipping for muscular dystrophy;

WHEREAS, BioMarin and Sarepta are entering into that certain License Agreement, effective as of the Effective Date (the “License Agreement”), executed contemporaneously with this Agreement;

NOW, THEREFORE, the Parties, intending to be legally bound hereby, agree as follows:

1.	DEFINITIONS
1.1.	“[**]” has the meaning set forth in the Recitals.
1.2.	“[**]” has the meaning set forth in the Recitals.

[**] = Portions of this exhibit have been omitted pursuant to a confidential treatment request.  An unredacted version of this exhibit has been filed separately with the Securities and Exchange Commission.

1.3.	“[**]” has the meaning set forth in the Recitals.
1.4.

“Actions” means all conflicts and controversies concerning, and all oppositions of, Patents that are owned or controlled by the Parties, and all appeals thereof, in each case between any of BioMarin, AZL, Sarepta, and UWA, or any Affiliate thereof. The Actions are identified in Schedule 1.1 (Actions).

1.5.

“Affiliate” means, with respect to a Party, any Person that controls, is controlled by, or is under common control with that Party.  For the purpose of this definition, “control” will refer to: (a) the possession, directly or indirectly, of the power to direct the management or policies of an entity, whether through the ownership of voting securities, by contract or otherwise; or (b) the ownership, directly or indirectly, of 50% or more of the voting securities of such entity.

1.6.	“Agreement” has the meaning set forth in the preamble.
1.7.

“Applicable Law” means all applicable laws, statutes, rules, regulations and guidelines, including all good manufacturing practices and all applicable standards or guidelines promulgated by a regulatory authority.

1.8.	“AZL” has the meaning set forth in the preamble.
1.9.	“[**]” has the meaning set forth in the Recitals.
1.10.	“[**]” has the meaning set forth in the Recitals.
1.11.	“[**]” has the meaning set forth in the Recitals.
1.12.	“[**]” has the meaning set forth in the Recitals.
1.13.	“[**]” has the meaning set forth in the Recitals.
1.14.	“[**]” has the meaning set forth in the Recitals.
1.15.	“BioMarin” has the meaning set forth in the preamble.
1.16.	“BioMarin Involved IP” has the meaning set forth in Section 4.1 (BioMarin Release of Sarepta).
1.17.	“Business Day” means any day other than a Saturday, a Sunday or a day on which commercial banks located in New York, New York are authorized or required by law to remain closed.
1.18.	“CDA” means the Mutual Non-Disclosure Agreement, dated as of [**], by and between Sarepta Therapuetics, Inc. and BioMarin Pharmaceutical Inc., as amended.
1.19.	“Challenged Party” has the meaning set forth in Section 8.3 (Patent Challenge Prohibition).

[**] = Portions of this exhibit have been omitted pursuant to a confidential treatment request.  An unredacted version of this exhibit has been filed separately with the Securities and Exchange Commission.

1.20.	“Challenging Party” has the meaning set forth in Section 8.3 (Patent Challenge Prohibition).
1.21.

“Change of Control” will occur with respect to a Party if:  (a) any Third Party acquires directly or indirectly the beneficial ownership of any voting security of such Party, or if the percentage ownership of such Third Party in the voting securities of such Party is increased through stock redemption, cancellation or other recapitalization, and immediately after such acquisition or increase such Third Party is, directly or indirectly, the beneficial owner of voting securities representing more than 50% of the total voting power of all of the then outstanding voting securities of such Party; (b) a merger, consolidation, recapitalization or reorganization of such Party is consummated, other than any such transaction, which would result in shareholders or equity holders of such Party immediately prior to such transaction, owning at least fifty percent 50% of the outstanding voting securities of the surviving entity (or its parent entity) immediately following such transaction; (c) the shareholders or equity holders of such Party approve a plan of complete liquidation of such Party, or an agreement for the sale or disposition by such Party of all or substantially all of such Party’s assets, other than pursuant to the transaction described above or to an Affiliate; or (d) the sale or transfer to a Third Party of all or substantially all of such Party’s consolidated assets taken as a whole.

1.22.

“Claims” means any claims, counterclaims, cross-claims, defenses, allegations, demands, debts, dues, liabilities, requests for declaratory relief, proceedings, actions, or causes of action of any kind and of whatsoever nature or character, arising in any jurisdiction in the world (regardless of whether existing in the past or present, whether known or unknown, or whether accrued, actual, contingent, latent or otherwise) made or brought for the purpose of recovering any damages (including Damages) or royalties or obtaining any equitable relief or any other relief of any kind and any and all claims for reimbursement of legal fees, costs and disbursements.

1.23.	“Confidential Information” has the meaning set forth in Section 6.1 (Definition).
1.24.

“Damages” means damages of any kind or nature (including claims for an account of profits), past, present, or future, arising from any Claims based on acts or omissions occurring on or before the Effective Date in any jurisdiction in the world or available under any state, provincial, federal, or international law, or the law of any country (or any other act, action, administrative rule or procedure, legislation or regulation of any kind or description), including any actual, general, specific, direct, indirect, commercial, economic, consequential, incidental, special, punitive, exemplary, or treble damages, that can be obtained directly, indirectly, or by way of contribution or indemnity, under any theory of liability whatsoever, including but not limited to, any liability that is contributory, strict, contractual or tortious in character, whether at law or in equity. The term “Damages” will also include loss of revenue, loss of expected profits or expected savings, extradition of infringer’s

[**] = Portions of this exhibit have been omitted pursuant to a confidential treatment request.  An unredacted version of this exhibit has been filed separately with the Securities and Exchange Commission.

profits, fines, monetary penalties, court costs, interest, pre-judgment and post-judgment interest, attorney’s fees, expert fees, and any other related costs or expenses. “Damages” will specifically include damages for unknown Claims that are based on acts or omissions occurring on or before the Effective Date that are unknown to the claiming party as of the Effective Date.

1.25.	“Effective Date” has the meaning given in Section 9.15 (Effective Date).
1.26.	“Enforcing Party” has the meaning set forth in the License Agreement.
1.27.	“Execution Date” has the meaning set forth in the preamble.
1.28.	“[**]” has the meaning set forth in the Recitals.
1.29.	“EP ‘249” has the meaning set forth in the Recitals.
1.30.	“[**]” has the meaning set forth in the Recitals.
1.31.	“[**]” has the meaning set forth in the Recitals.
1.32.	“[**]” has the meaning set forth in the Recitals.
1.33.	“[**]” has the meaning set forth in the Recitals.
1.34.	“[**]” has the meaning set forth in the Recitals.
1.35.	“[**]” has the meaning set forth in the Recitals.
1.36.	“[**]” has the meaning set forth in the Recitals.
1.37.	“[**]” has the meaning set forth in the Recitals.
1.38.	“[**]” has the meaning set forth in the Recitals.
1.39.	“[**]” has the meaning set forth in the Recitals.
1.40.	“[**]” has the meaning set forth in the Recitals.
1.41.	“EP ‘249 Appeal” has the meaning set forth in the Recitals.
1.42.	“EP [**] Oppositions” has the meaning set forth in the Recitals.
1.43.	“EPO” has the meaning set forth in the Recitals.
1.44.	“EPO Appeal Board” means the technical boards of appeal and the Legal Board of the EPO.
1.45.	“Federal Circuit” has the meaning set forth in the Recitals.

[**] = Portions of this exhibit have been omitted pursuant to a confidential treatment request.  An unredacted version of this exhibit has been filed separately with the Securities and Exchange Commission.

1.46.	“Government” means the government of the United States of America.
1.47.	“License Agreement” has the meaning set forth in the Recitals.
1.48.	“Licensed IP” has the meaning set forth in the License Agreement.
1.49.	“Licensed Patent” has the meaning set forth in the License Agreement.
1.50.	“[**]” has the meaning set forth in the Recitals.
1.51.	“[**]” has the meaning set forth in the Recitals.
1.52.	“Opposable Patents” has the meaning set forth in the Recitals.
1.53.	“Party” and “Parties” has the meaning set forth in the preamble.
1.54.	“Patent Challenge” has the meaning set forth in Section 8.3 (Patent Challenge Prohibition).
1.55.

“Person” means an individual, corporation, partnership, limited liability company, trust, business trust, association, joint stock company, joint venture, pool, syndicate, sole proprietorship, unincorporated organization, governmental authority or any other form of entity not specifically listed herein.

1.56.	“[**]” has the meaning set forth in the Recitals.
1.57.	“[**]” has the meaning set forth in the Recitals.
1.58.	“[**]” has the meaning set forth in the Recitals.
1.59.	“[**]” has the meaning set forth in the Recitals.
1.60.	“Recipient” has the meaning set forth in Section 6.2 (Obligations).
1.61.	“Sarepta” has the meaning set forth in the preamble.
1.62.	“Sarepta Involved IP” has the meaning set forth in Section 4.2 (Sarepta Release of BioMarin).
1.63.	“Sarepta Related Entities” has the meaning set forth in Section 4.1 (BioMarin Release of Sarepta).
1.64.	“Term” has the meaning set forth in Section 8.1 (Term).
1.65.	Territory” means worldwide.
1.66.	“Third Party” means any Person other than a Party or an Affiliate of a Party.

[**] = Portions of this exhibit have been omitted pursuant to a confidential treatment request.  An unredacted version of this exhibit has been filed separately with the Securities and Exchange Commission.

1.67.	“UK” means the countries of England, Scotland, Wales and Northern Ireland.
1.68.	“UK Court” means the Patents Court in The Chancery Division of The High Court of England and Wales
1.69.	“UK Revocation Action” has the meaning set forth in the Recitals.
1.70.	“USPTO” has the meaning set forth in the Recitals.
1.71.	“UWA” has the meaning set forth in the preamble.
1.72.	“[**]” has the meaning set forth in the Recitals.
1.73.	“[**]” has the meaning set forth in the Recitals.
1.74.	“[**]” has the meaning set forth in the Recitals.
1.75.	“[**]” has the meaning set forth in the Recitals.
1.76.	“[**]” has the meaning set forth in the Recitals.

2.	Settling all Outstanding actions
2.1.

Settlement of Actions and Future Conflicts.  The Parties agree they will take all necessary steps to stop and abandon any presently existing efforts to continue with the Actions and take affirmative actions to dismiss the Actions in accordance with this Section 2.  The Parties further agree to avoid and not initiate any actions that are reasonably likely to initiate a future legal intellectual property conflict involving the subject matter generally described in the patents and patent applications in the Actions.  To the extent such a legal conflict arises despite the best efforts of the Parties to avoid the conflict and without any action of a Party to initiate the conflict, the Parties agree in good faith to promptly resolve and settle any such future dispute in accordance with the manner set forth in this Agreement. Notwithstanding anything to the contrary in this Section 2.1 (Settlement of Actions and Future Conflicts) or elsewhere in this Agreement, Sarepta may bring a Patent Challenge under Section 6.1.3 (Prosecution Dispute Escalation) of the License Agreement and Sarepta and BioMarin may initiate and resolve a Patent Coverage Dispute (as defined in the License Agreement) under Section 6.4 (Patent Coverage Disputes) of the License Agreement.

2.2.	The US Interference Appeals.
2.2.1.

AZL and Sarepta, on behalf of UWA, agree to and shall file a signed Dismissal Agreement in the Federal Circuit with respect to Docket No. [**] within 3 (three) business days of the execution of this Agreement.  The

[**] = Portions of this exhibit have been omitted pursuant to a confidential treatment request.  An unredacted version of this exhibit has been filed separately with the Securities and Exchange Commission.

Dismissal Agreement will be in the form of the document attached to this Agreement as Schedule 2.2.1.
2.2.2.

AZL and Sarepta, on behalf of UWA, agree to and shall file a signed Dismissal Agreement in the Federal Circuit with respect to Docket No. [**] within 3 (three) business days of the execution of this Agreement.  The Dismissal Agreement will be in the form of the document attached to this Agreement as Schedule 2.2.2.

2.2.3.

AZL and Sarepta, on behalf of UWA, agree to and shall file a signed Dismissal Agreement in the Federal Circuit with respect to Docket Nos. [**] within 3 (three) business days of the execution of this Agreement.  The Dismissal Agreement will be in the form of the document attached to this Agreement as Schedule 2.2.3.

2.2.4.

The Parties agree not to take any action or prompt or facilitate a Third Party to take any action to further the [**], the [**], the [**], or appeals thereof, including the appeals at the Federal Circuit.

2.2.5.

To the extent the USPTO declares an interference between patents and/or applications that claim priority to either the [**] or the [**] after the Effective Date, the Parties agree in good faith to promptly resolve and settle any such future dispute in accordance with the manner set forth in this Agreement.  BioMarin and AZL agree to expressly abandon the [**] if the USPTO declares an interference between the [**] (or a subsequently filed application with substantially similar claims claiming priority to the [**]) and a patent claiming priority to the [**].

2.2.6.

BioMarin and AZL agree to expressly abandon the [**] and the [**] and shall file with the USPTO a Petition for Express Abandonment pursuant to 37 C.F.R. § 1.138 in the form of the document attached to this Agreement as Schedule 2.2.6.

2.3.	The UK Revocation Action.
2.3.1.

Sarepta Therapeutics, Inc., BioMarin Technologies B.V., and AZL shall, alongside this Agreement, sign a Notice of Discontinuance and a Consent Order in the form of the documents attached to this Agreement as Schedule 2.3.1.  Sarepta shall as soon as practicable thereafter file said Consent Order with the UK Court for sealing.

2.3.2.

Once said Consent Order has been sealed by the UK Court, Sarepta agrees to immediately withdraw the UK Revocation Action by filing with the UK Court and serving on BioMarin and AZL or their local counsel said Notice of Discontinuance and sealed Consent Order.

[**] = Portions of this exhibit have been omitted pursuant to a confidential treatment request.  An unredacted version of this exhibit has been filed separately with the Securities and Exchange Commission.

2.3.3.

AZL and BioMarin agree not to take any action or prompt or facilitate a Third Party from taking any substantive action to further their application pursuant to section 75 of the Patents Act 1977 to amend European Patent (UK) No. 1619249 (B1) dated May 2, 2017.  The Parties acknowledge and agree that European Patent (UK) No. 1619249 (B1) will be maintained in amended form as determined by the EPO in its Interlocutory Decision on April 15, 2013 for EP ‘249, or the form of the claims as determined by the EPO Appeal Board, if applicable, unless EP ‘249 is invalidated, revoked, amended or otherwise rejected by the UK Patent Office or a court in the UK having authority and without any action or involvement by Sarepta or UWA.

2.4.	The EP ‘249 Appeal.
2.4.1.

Sarepta agrees to immediately withdraw its appeal of the Interlocutory Decision in connection with opposition of EP ‘249 dated April 15, 2013 by filing a Withdrawal of Appeal with the EPO in the form of the document attached to this Agreement as Schedule 2.4.1.

2.4.2.

BioMarin shall be permitted to further the EP ‘249 Appeal. Sarepta agrees not to take any action or prompt or facilitate a Third Party to take any action to further the EP ‘249 Appeal except to address any formalities as requested by the EPO to effect resolution and discontinuation of the EP ‘249 Appeal.  [**].

2.4.3.

The Parties acknowledge and agree that EP ‘249 will be maintained in amended form as determined by the EPO in its Interlocutory Decision on April 15, 2013, or the form of the claims as determined by the EPO Appeal Board, if applicable, unless EP ‘249 is invalidated, revoked, amended or otherwise rejected by the EPO or a Court having authority and without any action or involvement by Sarepta or UWA.

2.4.4.	Upon the EPO issuing a final decision in the EP ‘249 Appeal, BioMarin shall revalidate the EP ‘249, as directed or necessary, in any country where the EP ‘249 is validated as of the Effective Date.
2.5.	The Remaining EP [**] Oppositions.
2.5.1.

Subject to Section 2.4 (The EP ‘249 Appeal) as to EP 249, Sarepta agrees to immediately withdraw all EP [**] Oppositions that it filed by filing in each EP [**] Opposition a Withdrawal of Opposition with the EPO in the form of the document attached to this Agreement as Schedule 2.5.1.  Sarepta agrees that it will not take any action or prompt or facilitate a Third Party to take any substantive action to further the EP [**] Oppositions.

[**] = Portions of this exhibit have been omitted pursuant to a confidential treatment request.  An unredacted version of this exhibit has been filed separately with the Securities and Exchange Commission.

2.5.2.

Subject to Section 2.5.3 and Section 2.5, BioMarin and AZL agree not to further defend the validity of the patents that are the subject of the EP [**] Oppositions by filing in each case a Withdrawal of Request for Oral Proceedings with the EPO in the form of the document attached to this Agreement as Schedule 2.5.2.  Subject to Section 2.5.3, BioMarin and AZL agree to allow the EP [**] Oppositions to continue in writing based on the submissions of record as of the Effective Date and will not take any substantive action to influence the outcome of oppositions against the patents that are the subject of the EP [**] Oppositions.  Subject to Section 2.5.3, the Parties agree not to appeal any decision of the EPO in any of the EP [**] Oppositions and to be bound by any such decision of the EPO in any such EP [**] Opposition, if any.  Subject to Section 2.5.3, upon the Parties filing their respective notices with the EPO pursuant to this Section 2.5, any paper proposed to be filed with the EPO by one Party in the EP [**] Oppositions after such Notice of Withdrawal will be sent to the other Party for review and comment reasonably in advance of such filing, but not less than 5 (five) business days of the date of the proposed filing, the acceptance of such comments and implementation of which shall not be unreasonably withheld.

2.5.3.

AZL and BioMarin will not file a Withdrawal of Request for Oral Proceedings in the opposition proceedings in connection with [**] or [**].  BioMarin will [**].  The Parties agree that AZL and BioMarin will [**].  [**] agree to keep [**] timely informed of all substantive communications to and from the EPO and the Third Party opponent(s) in the oppositions of [**] and [**] and will provide [**] with any paper proposed to be filed with the EPO for review and comment reasonably in advance of such filing, but not less than 15 (fifteen) business days of the date of the proposed filing, the acceptance of such comments and implementation of which shall not be unreasonably withheld, as well as permit [**] support of the defense of [**] and [**].

2.5.4.	Sarepta agrees that it will neither oppose the Opposable Patents nor instruct a Third Party to oppose the Opposable Patents.
2.6.	The [**] Opposition.
2.6.1.

Sarepta agrees to immediately cease pursuing the [**] Opposition [**] the filing at the EPO of a Withdrawal of Opposition in the form of the document attached to this Agreement as Schedule 2.6.1.  Sarepta agrees that it will not take any action or prompt or facilitate a Third Party to take any substantive action to further the [**] Opposition.

2.6.2.

BioMarin and AZL agree not to further defend the validity of the patents that are the subject of the [**] Opposition by filing at the EPO a Withdrawal of Request for Oral Proceedings in the form of the document attached to

[**] = Portions of this exhibit have been omitted pursuant to a confidential treatment request.  An unredacted version of this exhibit has been filed separately with the Securities and Exchange Commission.

this Agreement as Schedule 2.6.2.  BioMarin and AZL agree to allow the [**] Opposition to continue in writing based on the submissions of record as of the Effective Date and will not take any substantive action to influence the outcome of that opposition.  The Parties agree not to appeal any decision of the EPO in the [**] Opposition and to be bound by any such decision of the EPO in the [**] Opposition, if any.  Upon the Parties filing their respective notices with the EPO pursuant to this Section 2.6, any paper proposed to be filed with the EPO by one Party in the [**] Opposition after the filing of such notices will be sent to the other Party for review and comment reasonably in advance of such filing, but not less than 5 (five) business days of the date of the proposed filing, the acceptance of such comments and implementation of which shall not be unreasonably withheld.

2.7.	The [**] Oppositions.
2.7.1.

Sarepta agrees to immediately cease pursuing all [**] Oppositions [**] filing at the EPO of a Withdrawal of Opposition against [**] in the form of the document attached to this Agreement as Schedule 2.7.1 and by not effecting the filing of an appeal against the Interlocutory Decision of the Opposition Division of the EPO in respect of [**].  Sarepta agrees that it will not take any action or prompt or facilitate a Third Party to take any substantive action to further the [**] Oppositions.

2.7.2.

BioMarin and AZL agree not to further defend the validity of the patents that are the subject of the [**] Oppositions by filing at the EPO a Withdrawal of Request for Oral Proceedings in respect of [**] in the form of the document attached to this Agreement as Schedule 2.7.2 and by not filing an appeal against the Interlocutory Decision of the Opposition Division of the EPO in respect of [**].  BioMarin and AZL agree to allow the opposition to [**] to continue in writing based on the submissions on the record as of the Effective Date and will not take any substantive action to influence the outcome of that opposition.  The Parties agree not to appeal any decision of the EPO in respect of any of the [**] Oppositions and to be bound by any such decision of the EPO in any [**] Opposition.  Upon the Parties filing their respective notices with the EPO in respect of [**] pursuant to this Section 2.7, and upon the expiry of the time period for filing an appeal against the Interlocutory Decision of the Opposition Division of the EPO in respect of [**], any paper proposed to be filed with the EPO by one Party in any of the [**] Oppositions after the filing of such notices will be sent to the other Party for review and comment reasonably in advance of such filing, but not less than 5 (five) business days of the date of the proposed filing, the acceptance of such comments and implementation of which shall not be unreasonably withheld.

[**] = Portions of this exhibit have been omitted pursuant to a confidential treatment request.  An unredacted version of this exhibit has been filed separately with the Securities and Exchange Commission.

3.	Filing of papers; cooperation
3.1.

To the extent this Agreement and/or the License Agreement is required to be filed with a governmental authority in a country in the Territory under Applicable Law, the Parties agree to effect such filing under seal, if possible, pursuant to Section 6.4.1 (Compliance with Law).  The Parties agree that this Agreement and the License Agreement, will be filed in the USPTO by Sarepta, on behalf of UWA, in accordance with 37 C.F.R. §41.205/35 U.S.C. §135(c).  Sarepta, on behalf of UWA, will file the Agreements in a sealed envelope and request that the documents be kept separate from the files of the interferences, and made available only to Government agencies on written request, [**].

3.2.	The Parties will cooperate with each other and promptly furnish any and all papers requested by any authority to complete, resolve and settle the Actions in accordance with this Agreement.

4.	Release
4.1.

BioMarin Release of Sarepta.  BioMarin and AZL, on behalf of themselves and each of their Affiliates, officers, directors, inventors, managers, members, employees, contractors, agents, experts, consultants, attorneys, successors-in-interest to the  Licensed IP (as defined in the License Agreement), including the patents and patent applications involved in the Actions, and predecessors-in-interest to the Licensed IP, including the patents and patent applications involved in the Actions, hereby irrevocably settles, releases, and forever discharges:  (a) Sarepta and any Affiliate, successor, or assign, and each of their officers, directors, managers, members, employees, experts, consultants, and attorneys (collectively, “Sarepta Related Entities”, and each a “Sarepta Related Entity”) and UWA and its officers, directors, managers, members, employees, experts, consultants, and attorneys, from any and all Claims or Damages of any kind or nature, at law, in equity, or otherwise, known or unknown, suspected or unsuspected, disclosed or undisclosed, relating to, based upon, or arising out of the Licensed IP (as defined in the License Agreement), including the patents and patent applications it controls that are involved in the Actions in any country or any region in the Territory (collectively, “BioMarin Involved IP”), or Actions, including any act of past, present or future infringement, misappropriation, or other violation of any portion of the BioMarin Involved IP; and (b) any Sarepta or Sarepta Related Entity customer, end-user, agent, supplier, distributor, reseller, contractor, consultant, service or partner, in relation to any Sarepta or Sarepta Related Entity product or service from any and all Claims or liabilities of any kind or nature, at law, in equity, or otherwise, known or unknown, suspected or unsuspected, disclosed or undisclosed, throughout the world, relating to, based upon, or arising out of the BioMarin Involved IP or the Claims asserted in the Actions or potentially asserted in an action arising out of the BioMarin Involved IP.

[**] = Portions of this exhibit have been omitted pursuant to a confidential treatment request.  An unredacted version of this exhibit has been filed separately with the Securities and Exchange Commission.

4.2.

Sarepta Release of BioMarin.  Sarepta, on behalf of itself and UWA, and each of their Affiliates, officers, directors, inventors, managers, members, employees, contractors, agents, experts, consultants, attorneys, successors-in-interest to the patents and patent applications involved in the Actions, and predecessors-in-interest to the patents and patent applications involved in the Actions, hereby irrevocably settles, releases, and forever discharges:  (a) BioMarin and any Affiliate, successor, or assign, and each of their officers, directors, managers, members, employees, experts, consultants, and attorneys (collectively, “BioMarin Related Entities”, and each a “BioMarin Related Entity”) and AZL and its officers, directors, managers, members, employees, experts, consultants, and attorneys, from any and all Claims or Damages of any kind or nature, at law, in equity, or otherwise, known or unknown, suspected or unsuspected, disclosed or undisclosed, relating to, based upon, or arising out of the patents it controls that are involved in the Actions, or any application that claims priority from such patents and patent applications and any patents granting therefrom, any application to which any of the foregoing applications claims priority and any patents granting therefrom, and all divisionals, continuations, continuations-in-part, reissues, extensions and reexaminations of any such application in any country or any region in the Territory (collectively, “Sarepta Involved IP”) or Actions, including any act of past, present or future infringement, misappropriation, or other violation of any portion arising from the Sarepta Involved IP; and (b) any BioMarin or BioMarin Related Entity customer, end-user, agent, supplier, distributor, reseller, contractor, consultant, service or partner, in relation to any BioMarin or BioMarin Related Entity product or service from any and all Claims or liabilities of any kind or nature, at law, in equity, or otherwise, known or unknown, suspected or unsuspected, disclosed or undisclosed, throughout the world, relating to, based upon, or arising out of the Sarepta Involved IP or the Claims asserted in the Actions or potentially asserted in an action arising out of the Sarepta Involved IP.

5.	PAYMENT TERMS
5.1.

Settlement Payment.  Within 10 days following the Effective Date, Sarepta will pay BioMarin a one-time, non-refundable, non-creditable settlement payment of twenty million U.S. Dollars ($20,000,000). BioMarin and AZL acknowledge and agree that UWA shall have no obligation to make the foregoing payment and shall not have any liability resulting from Sarepta not making the foregoing payment.

5.2.

Costs of Settling.  Each Party agrees to bear its own costs and legal fees incurred prior to and after the Effective Date in connection with the Actions and any related matters, including those associated with its performance under the terms and conditions of this Agreement.

[**] = Portions of this exhibit have been omitted pursuant to a confidential treatment request.  An unredacted version of this exhibit has been filed separately with the Securities and Exchange Commission.

5.3.

Late Payments.  Any late payments will bear interest, accruing and compounding daily from the date such payment is due, at the lower rate of (a) an annual rate of [**] percent ([**]%) and (b) the highest rate permitted under Applicable Law.

5.4.	Payment Method.
5.4.1.

Method of Payment.  All payments due hereunder will be made by wire transfer in U.S. Dollars to the credit of such bank account as may be designated by BioMarin in writing to Sarepta.  Any payment which falls due on a date which is not a Business Day may be made on the next succeeding Business Day.

6.	CONFIDENTIALITY
6.1.

Definition.  “Confidential Information” means (a) the terms and provisions of this Agreement, including discussions and drafts relating thereto and (b) information disclosed in connection with the prosecution, maintenance, enforcement or defense of the patents and patent applications involved in the Actions.  Notwithstanding anything to the contrary herein, the terms and provisions of this Agreement will be deemed the Confidential Information of both Parties.

6.2.

Obligations.  During the term of this Agreement and for 10 years thereafter, the receiving Party will (a) protect all Confidential Information of the disclosing Party against unauthorized disclosure to Third Parties and (b) not use or disclose the Confidential Information of the disclosing Party, except as permitted by or in furtherance of exercising rights or carrying out obligations hereunder or for internal legal, accounting or finance purposes.  The receiving Party will treat all Confidential Information provided by the disclosing Party with the same degree of care as the receiving Party uses for its own similar information, but in no event less than a reasonable degree of care.  The receiving Party may disclose the Confidential Information to its Affiliates, and their respective directors, officers, employees, subcontractors, sublicensees, consultants, attorneys, accountants, banks and investors (collectively, “Recipients”) who have a need-to-know such information for purposes related to this Agreement, provided that the receiving Party will hold such Recipients to written obligations of confidentiality with terms and conditions at least as restrictive as those set forth in this Agreement.

6.3.

Exceptions to Confidentiality.  The obligations under this Section 6 (Confidentiality) will not apply to any information to the extent the receiving Party can demonstrate by competent evidence that such information:

(a)	is (at the time of disclosure) or becomes (after the time of disclosure) known to the public or part of the public domain through no breach

[**] = Portions of this exhibit have been omitted pursuant to a confidential treatment request.  An unredacted version of this exhibit has been filed separately with the Securities and Exchange Commission.

of this Agreement by the receiving Party or any Recipients to whom it disclosed such information;
(b)	was known to, or was otherwise in the possession of, the receiving Party prior to the time of disclosure by the disclosing Party;
(c)	is disclosed to the receiving Party on a non-confidential basis by a Third Party who is entitled to disclose it without breaching any confidentiality obligation to the disclosing Party; or
(d)	is independently developed by or on behalf of the receiving Party or any of its Affiliates, as evidenced by its written records, without use or access to the Confidential Information.

6.4.	Permitted Disclosures.
6.4.1.

Compliance with Law.  The restrictions set forth in this Section 6 (Confidentiality) will not apply to any Confidential Information that the receiving Party is required to disclose under Applicable Law or a court order or other governmental order (including regulations of the Securities Exchange Commission and the rules of any securities exchange or market), provided that the receiving Party: (a) provides the disclosing Party with prompt notice of such disclosure requirement if legally permitted; (b) affords the disclosing Party an opportunity to oppose or limit, or secure confidential treatment for such required disclosure; and (c) if the disclosing Party is unsuccessful in its efforts pursuant to subsection (b), discloses only that portion of the Confidential Information that the receiving Party is legally required to disclose as advised by the receiving Party’s legal counsel.

6.4.2.

Permitted Disclosures.  Notwithstanding the restrictions set forth in this Section 6 (Confidentiality), in the event that a Party wishes to enter into a sublicense in accordance with the License Agreement, such Party may disclose to a Third Party the existence and terms of this Agreement, provided that such Party will hold such Third Parties to written obligations of confidentiality with terms and conditions at least as restrictive as those set forth in this Agreement.

6.4.3.

Disclosure of Agreement Terms.  Notwithstanding the restrictions set forth in this Section 6 (Confidentiality), a Party may, without the prior consent of the other Party, disclose the terms and provisions of this Agreement to any Third Party that (a) is performing diligence in connection with any permitted Change of Control or similar transaction, (b) is an underwriter or placement agent or its counsel in connection with any offering by such Party, or (c) is a permitted sublicensee under the License

[**] = Portions of this exhibit have been omitted pursuant to a confidential treatment request.  An unredacted version of this exhibit has been filed separately with the Securities and Exchange Commission.

Agreement or a permitted assignee of this Agreement, provided that such Party will hold such Third Party to written obligations of confidentiality with terms and conditions at least as restrictive as those set forth in this Agreement.

6.5.

Right to Injunctive Relief.  Each Party agrees that breaches of this Section 6 (Confidentiality) may cause irreparable harm to the other Party and will entitle such other Party, in addition to any other remedies available to it (subject to the terms of this Agreement), the right to seek injunctive relief enjoining such action.

6.6.

Ongoing Obligation for Confidentiality.  Upon expiration or termination of this Agreement, the receiving Party will, and will cause its Recipients to, destroy, delete or return (as requested by the disclosing Party) any Confidential Information of the disclosing Party, except for one copy which may be retained in its confidential files solely for the purpose of confirming compliance with its obligations herein.  Notwithstanding the foregoing, this Section 6.6 (Ongoing Obligation for Confidentiality) does not require (a) the alteration, modification, deletion or destruction of backup tapes or other backup media made in the ordinary course of business, or (b) the destruction or return of copies of this Agreement, provided that, in each case ((a) and (b)), any retained copies be maintained as Confidential Information in accordance with this Section 6 (Confidentiality).

7.	REPRESENTATIONS, WARRANTIES AND COVENANTS
7.1.	Representations and Warranties by Each Party. Each Party represents and warrants, and covenants, as applicable, to the other Party as of the Effective Date that:
(a)

Organization; Power and Authority.  Such Party (i) is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization and (ii) has the power, authority and legal right, and is free to enter into this Agreement and, in so doing, will not violate any other agreement to which such Party is a party as of the Effective Date, or conflict with the rights granted to any Third Party;

(b)

Due Execution.  This Agreement has been duly executed and delivered on behalf of such Party and constitutes a legal, valid, and binding obligation of such Party and is enforceable against it in accordance with its terms, subject to the effects of bankruptcy, insolvency, or other laws of general application affecting the enforcement of creditor rights and judicial principles affecting the availability of specific performance and general principles of equity;

[**] = Portions of this exhibit have been omitted pursuant to a confidential treatment request.  An unredacted version of this exhibit has been filed separately with the Securities and Exchange Commission.

(c)	Authorization. Such Party has taken all action necessary to authorize the execution and delivery of this Agreement;
(d)

Consents.  Such Party has obtained all necessary consents, approvals, and authorizations of all regulatory authorities and other Third Parties required to be obtained by such Party in connection with the execution and delivery of this Agreement and the performance of its obligations hereunder;

(e)

No Litigation.  There is no action or proceeding pending or, to the knowledge of such Party, threatened that could reasonably be expected to impair or delay the ability of such Party to perform its obligations under this Agreement; and

(f)

No Conflicts.  The execution and delivery of this Agreement and the performance of such Party’s obligations hereunder (i) do not and will not conflict with or violate any requirement of Applicable Law or any provision of the articles of incorporation, bylaws, limited partnership agreement, or any similar instrument of such Party, as applicable, in any material way, and (ii) do not and will not conflict with, violate or breach, or constitute a default or require any consent under, any contractual obligation or court or administrative order by which such Party is or will be bound.

7.2.	Representations and Warranties by BioMarin. BioMarin represents and warrants to Sarepta as of the Effective Date that:
(a)

No Claims.  Except as disclosed in Schedule 7.2(a) or as a result of the Actions, there are no claims, judgments or settlements against or amounts with respect thereto owed by BioMarin or any of its Affiliates relating to the patents and patent applications that it controls in the Actions, and there are no pending or threatened lawsuits, revocation actions, invalidity or nullity proceedings, oppositions, interferences, reissue proceedings, re-examinations or other proceedings regarding any of such patents and patent applications.

7.3.	Representations and Warranties by Sarepta. Sarepta represents and warrants to BioMarin as of the Effective Date that:
(a)

No Claims.  Except as disclosed in Schedule 7.3(a) or as a result of the Actions, to Sarepta’s knowledge, there are no claims, judgments or settlements against or amounts with respect thereto owed by Sarepta or any of its Affiliates relating to the patents that it controls in the Actions.

[**] = Portions of this exhibit have been omitted pursuant to a confidential treatment request.  An unredacted version of this exhibit has been filed separately with the Securities and Exchange Commission.

(b)	Authority to Bind UWA. Sarepta has the power, authority and legal right to bind UWA pursuant to any section of this Agreement under which Sarepta agrees to anything on behalf of UWA.
7.4.

Disclaimer. Notwithstanding anything to the contrary herein, the Parties agree that Sarepta’s entry into this Agreement and its payment obligations hereunder do not represent an admission or acknowledgement that the making, using or selling of any Sarepta product would, absent a license, infringe any claim of any patent or patent application, if issued, in the Actions.  Sarepta hereby disclaims any such admission or acknowledgement.

8.	TERM; TERMINATION
8.1.

Term.  The term of this Agreement will commence as of the Effective Date and, unless earlier terminated as expressly provided herein, will expire upon the last-to-expire patent or patent application, if granted, involved in the Actions, or any family member thereof, including extensions (“Term”).  Except as expressly provided in this Section 8 (Term; Termination), BioMarin may not terminate this Agreement for any reason.

8.2.

Termination for Cause. Each Party will have the right to terminate this Agreement in the event the other Party materially breaches this Agreement and fails to cure such breach within [**] of receiving notice thereof; provided, however, that if such breach is capable of being cured, but cannot be cured within such [**] period, and the breaching Party initiates actions to cure such breach within such period and thereafter diligently pursues such actions, the breaching Party will have such additional period as is reasonable to cure such breach. If either Party initiates a dispute in accordance with Section 9.3 (Governing Law; Exclusive Jurisdiction) to resolve a dispute or controversy in connection with the material breach for which termination is being sought and is diligently pursuing such procedure, then the cure period set forth in this Section 8.2 (Termination for Cause) will be tolled during the pendency of such dispute resolution procedure. Any termination by a Party under this Section 8.2 (Termination for Cause) will be without prejudice to any damages or other legal or equitable remedies to which it may be entitled from the other Party.

8.3.

Effect of Termination of the License Agreement. If the License Agreement is terminated in its entirety, then this Agreement will automatically terminate in its entirety. If the License Agreement is terminated by Sarepta with respect to one or more Licensed Patents (as defined therein), then Section 8.4 (Patent Challenge Prohibition) and Section 8.5 (Patent Challenge Remedy) will not apply with respect to the Licensed Patent(s) to which the License Agreement was terminated.

8.4.

Patent Challenge Prohibition. Except to the extent the following is unenforceable under the laws of a particular jurisdiction, each Party (the “Challenged Party”) may pursue the applicable remedy set forth in Section 8.5 (Patent Challenge Remedy) if the other Party (the “Challenging Party”) or its Affiliates, individually

[**] = Portions of this exhibit have been omitted pursuant to a confidential treatment request.  An unredacted version of this exhibit has been filed separately with the Securities and Exchange Commission.

or in association with any other person or entity, commences a legal action challenging the validity, enforceability or scope of any of the patents or patent applications involved in the Actions, where such legal action is not necessary or reasonably required to assert a cross-claim or a counter-claim, or in response to a subpoena or court or administrative law request or order (a “Patent Challenge”); provided, however, that the Challenged Party may not pursue such remedy as a result of any Patent Challenge (a) that the Challenging Party first asserts against the Challenged Party or any of its Affiliates as a defense to any claim of infringement in respect of the Sarepta Involved IP or the BioMarin Involved IP by the Challenged Party or any of its Affiliates, or (b) [**].

8.5.

Patent Challenge Remedy. Subject to the terms of Section 8.4 (Patent Challenge Prohibition), upon the commencement of a Patent Challenge (a) where the Challenging Party is Sarepta, BioMarin may terminate this Agreement and the License Agreement upon ninety (90) days’ written notice to Sarepta, and (b) where the Challenging Party is BioMarin, the licenses granted by BioMarin to Sarepta under the License Agreement will be fully-paid and royalty-free, beginning on the date on which Sarepta is first notified of the Patent Challenge, in each case ((a) and (b)) notwithstanding anything to the contrary in the License Agreement other than the terms of the License Agreement described in this Section 8.5 (Patent Challenge Remedy). Notwithstanding anything to the contrary in this Section 8.5 (Patent Challenge Remedy) or elsewhere in this Agreement, if Sarepta brings a Patent Challenge under Section 6.1.3 (Prosecution Dispute Escalation) of the License Agreement, then BioMarin may terminate this Agreement and the License Agreement only with respect to the applicable Licensed Patent (as defined in the License Agreement) and only in the manner set forth in Section 6.1.3 (Prosecution Dispute Escalation) of the License Agreement. Further notwithstanding anything to the contrary in this Section 8.5 (Patent Challenge Remedy) or elsewhere in this Agreement, BioMarin may not terminate this Agreement or the License Agreement as a result of a Patent Coverage Dispute (as defined in the License Agreement) under Section 6.4 (Patent Coverage Disputes) of the License Agreement.

8.6.	Effect of Termination.
8.6.1.

Accrued Obligations.  Termination or expiration of this Agreement will not affect the rights and obligations of the Parties accrued prior to termination or expiration hereof, including, without limitation, the non-refundable, non-creditable nature of the settlement payment described in Section 5.1 (Settlement Payment).

8.7.

Survival. Without limiting the foregoing Section 8.6.1 (Accrued Obligations) the provisions of Section 1 (Definitions), Section 5.4 (Payment Method), Section 6 (Confidentiality), Section 7.4 (Disclaimer), Section 8.6 (Effect of Termination), Section 8.7 (Survival) and Section 9 (General Provision) will survive expiration or termination of this Agreement.

[**] = Portions of this exhibit have been omitted pursuant to a confidential treatment request.  An unredacted version of this exhibit has been filed separately with the Securities and Exchange Commission.

9.	GENERAL PROVISIONS
9.1.

Assignment.  Neither Party may assign its rights and obligations under this Agreement without the other Party’s prior written consent, except that:  (a) BioMarin or Sarepta may assign its rights and obligations under this Agreement in whole or in part to one or more of its Affiliates without the consent of the other Party; and (b) BioMarin and Sarepta may assign this Agreement in connection with a Change of Control transaction or sale of substantially all the assets to which this Agreement relates; provided, that any such permitted assignee assumes all obligations of its assignor under this Agreement.  The assigning Party will provide the other Party with prompt written notice of any such assignment.  No permitted assignment will relieve the assignor of liability for its obligations hereunder.  Any attempted assignment in contravention of the foregoing will be void.

9.2.

Severability.  Should one or more of the provisions of this Agreement become void or unenforceable as a matter of law, then such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement, and the Parties agree to substitute a valid and enforceable provision therefor which, as nearly as possible, achieves the desired economic effect and mutual understanding of the Parties under this Agreement.

9.3.	Governing Law; Exclusive Jurisdiction.
9.3.1.

Governing Law.  This Agreement will be governed by and construed under the laws in effect in the State of New York, United States of America, without giving effect to any conflicts of laws provision thereof or of any other jurisdiction that would produce a contrary result.

9.3.2.

Jurisdiction.  Each Party, by its execution hereof, (a) hereby irrevocably submits to the exclusive jurisdiction of the state courts of the State of New York or the United States District Court for the Southern District of New York for the purpose of any and all actions, suits or proceedings arising in whole or in part out of, related to, based upon or in connection with this Agreement or the subject matter hereof, (b) hereby waives to the extent not prohibited by Applicable Law, and agrees not to assert, by way of motion, as a defense or otherwise, in any such action, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that any such action brought in one of the above-named courts should be dismissed on grounds of forum non conveniens, should be transferred to any court other than one of the above-named courts, or should be stayed by reason of the pendency of some other proceeding in any other court other than one of the above-named courts, or that this Agreement or the subject matter hereof may not be enforced in or by such court, and (c) hereby agrees not to commence any such action other than before one of the above-named courts nor to make any motion or take any other action seeking or intending to cause the

[**] = Portions of this exhibit have been omitted pursuant to a confidential treatment request.  An unredacted version of this exhibit has been filed separately with the Securities and Exchange Commission.

transfer or removal of any such action to any court other than one of the above-named courts whether on the grounds of inconvenient forum or otherwise.  Notwithstanding the foregoing, application may be made to any court of competent jurisdiction with respect to the enforcement of any judgment or award.

9.4.

Waivers and Amendments.  The failure of any Party to assert a right hereunder or to insist upon compliance with any term or condition of this Agreement will not constitute a waiver of that right or excuse a similar subsequent failure to perform any such term or condition by the other Party.  No waiver will be effective unless it has been given in writing and signed by the Party giving such waiver.  No provision of this Agreement may be amended or modified other than by a written document signed by authorized representatives of each Party.

9.5.

Relationship of the Parties.  Nothing contained in this Agreement will be deemed to constitute a partnership, joint venture, or legal entity of any type between Sarepta and BioMarin, or to constitute one Party as the agent of the other.  Moreover, each Party agrees not to construe this Agreement, or any of the transactions contemplated hereby, as a partnership for any tax purposes.  Each Party will act solely as an independent contractor, and nothing in this Agreement will be construed to give any Party the power or authority to act for, bind, or commit the other Party.

9.6.	Successors and Assigns. This Agreement will be binding upon and inure to the benefit of the Parties hereto and their respective successors and permitted assigns.
9.7.

Notices.  All notices, consents, waivers, and other communications under this Agreement must be in writing and will be deemed to have been duly given when:  (a) delivered by hand (with written confirmation of receipt); (b) sent by fax (with written confirmation of receipt), provided that a copy is sent by an internationally recognized overnight delivery service (receipt requested); or (c) when received by the addressee, if sent by an internationally recognized overnight delivery service (receipt requested), in each case to the appropriate addresses and fax numbers set forth below (or to such other addresses and fax numbers as a Party may designate by written notice):

If to Sarepta:	Sarepta Therapeutics, Inc.

215 First Street, Suite 415

Cambridge, MA  02142

Attention:  General Counsel

Ty Howton

Email:  [**]

With a copy (which will not constitute notice) to:

Ropes & Gray LLP

Prudential Tower

[**] = Portions of this exhibit have been omitted pursuant to a confidential treatment request.  An unredacted version of this exhibit has been filed separately with the Securities and Exchange Commission.

800 Boylston Street

Boston, MA  02199

Attention:  David M. McIntosh

Email:  David.McIntosh@ropesgray.com

If to UWA: The University of Western Australia

35 Stirling Highway

Crawley, Western Australia 6009

Attention:	Director, Office of Industry and Innovation

Email: [**]

If to BioMarin: BioMarin Pharmaceutical, Inc.

105 Digital Drive

Novato, Ca 94949

Attention:  General Counsel

G. Eric Davis, Esq.

Email:  [**]

With a copy (which will not constitute notice) to:

Jones Day

4655 Executive Drive, Suite 1500

San Diego, Ca  92121

Attention:  John E. Wehrli, Esq.

Email: jwehrli@jonesday.com

If to AZL: T.a.v. Prof. G.J.B. van Ommen

Postbus 9600

2300 RC Leiden

Einthovenweg 20

2333 ZC Leiden

Postzone: S4-P

cc. Dr. R. Smailes

Rijnsburgerweg 10

2333 AA Leiden

9.8.

No Third Party Beneficiary Rights.  Except as expressly provided in this Agreement, this Agreement is not intended to and will not be construed to give any Third Party any interest or rights (including, without limitation, any Third Party beneficiary rights) with respect to or in connection with any agreement or provision contained herein or contemplated hereby.

9.9.	Entire Agreement. This Agreement, together with its Schedules, and the Settlement Agreement and the CDA together set forth the entire agreement and

[**] = Portions of this exhibit have been omitted pursuant to a confidential treatment request.  An unredacted version of this exhibit has been filed separately with the Securities and Exchange Commission.

understanding of the Parties as to the subject matter hereof and supersede all proposals, oral or written, and all other prior communications between the Parties with respect to such subject matter. In the event of any conflict between a material provision of this Agreement and any Exhibit or Schedule hereto, the Agreement will control.

9.10.	Headings. The headings to the Sections hereof are not a part of this Agreement, but are merely for convenience to assist in locating and reading the several Sections hereof.
9.11.

Interpretation.  Except where the context expressly requires otherwise, (a) the use of any gender herein will be deemed to encompass references to either or both genders, and the use of the singular will be deemed to include the plural (and vice versa), (b) the words “include”, “includes” and “including” will be deemed to be followed by the phrase “without limitation”, (c) the word “will” will be construed to have the same meaning and effect as the word “shall,” (d) any definition of or reference to any agreement, instrument or other document herein will be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (e) any reference herein to any Person will be construed to include the Person’s successors and permitted assigns, (f) the words “herein”, “hereof” and “hereunder,” and words of similar import, will be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (g) all references herein to Sections, Exhibits or Schedules will be construed to refer to Sections, Exhibits or Schedules of this Agreement, and references to this Agreement include all Exhibits and Schedules hereto, (h) the word “notice” means notice in writing (whether or not specifically stated) and will include notices, consents, approvals and other written communications contemplated under this Agreement, (i) provisions that require that a Party, the Parties or any committee hereunder “agree,” “consent” or “approve” or the like will require that such agreement, consent or approval be specific and in writing, whether by written agreement, letter, approved minutes or otherwise (but excluding e-mail and instant messaging), (j) references to any specific law, rule or regulation, or article, section or other division thereof, will be deemed to include the then-current amendments thereto or any replacement or successor law, rule or regulation thereof and (k) the term “or” will be interpreted in the inclusive sense commonly associated with the term “and/or.”

9.12.

Cumulative Remedies.  No remedy referred to in this Agreement is intended to be exclusive, but each will be cumulative and in addition to any other remedy referred to in this Agreement or otherwise available under law.

9.13.

Waiver of Rule of Construction.  Each Party has had the opportunity to consult with counsel in connection with the review, drafting and negotiation of this Agreement.  Accordingly, any rule of construction that any ambiguity in this Agreement will be construed against the drafting Party will not apply.

[**] = Portions of this exhibit have been omitted pursuant to a confidential treatment request.  An unredacted version of this exhibit has been filed separately with the Securities and Exchange Commission.

9.14.

Counterparts.  The Agreement may be executed in two or more counterparts, including by facsimile or PDF signature pages, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

9.15.

Effective Date. This Agreement will not be effective (and will be null and void) unless and until AZL (i) executes this Agreement within seven days of the Execution Date, and (ii) simultaneously therewith consents in writing to BioMarin’s execution of the License Agreement (such date, if and when (i) and (ii) are satisfied, the “Effective Date”).

[Signatures on next page]

[**] = Portions of this exhibit have been omitted pursuant to a confidential treatment request.  An unredacted version of this exhibit has been filed separately with the Securities and Exchange Commission.

IN WITNESS WHEREOF, the Parties intending to be bound have caused this Agreement to be executed by their duly authorized representatives as of the Effective Date.

Sarepta International C.V.		The University of Western Australia
By:	/s/ Joseph Bratica	By:	/s/ Prof. Robyn Owens
	Name: Joseph Bratica		Name: Prof. Robyn Owens
	Title: VP and Assistant Treasurer		Title: Deputy Vice-Chancellor (Research)
Sarepta Therapeutics, Inc.
By:	/s/ Douglas S. Ingram
Name: Douglas S. Ingram
Title: VP and Assistant Treasurer

BioMarin Leiden Holdings BV		Academisch Ziekenhuis Leiden
By:	/s/ G. Eric Davis	By:	/s/ Willy J.M. Spaan
	Name: G. Eric Davis		Name: Willy J.M. Spaan
	Title: Director		Title: Chair of the Executive Board
BioMarin Nederlands BV
By:	/s/ G. Eric Davis
Name: G. Eric Davis
Title: Director
BioMarin Technologies BV
By:	/s/ G. Eric Davis
Name: G. Eric Davis
Title: Director

[**] = Portions of this exhibit have been omitted pursuant to a confidential treatment request.  An unredacted version of this exhibit has been filed separately with the Securities and Exchange Commission.

Schedule 1.1

Actions

[**]

[**] = Portions of this exhibit have been omitted pursuant to a confidential treatment request.  An unredacted version of this exhibit has been filed separately with the Securities and Exchange Commission.

Schedule 2.2.1

Form of Dismissal Agreement

([**])

[**]

[**] = Portions of this exhibit have been omitted pursuant to a confidential treatment request.  An unredacted version of this exhibit has been filed separately with the Securities and Exchange Commission.

Schedule 2.2.2

Form of Dismissal Agreement

(Docket [**])

[**]

[**] = Portions of this exhibit have been omitted pursuant to a confidential treatment request.  An unredacted version of this exhibit has been filed separately with the Securities and Exchange Commission.

Schedule 2.2.3

Form of Dismissal Agreement

(Docket Nos. [**])

[**] = Portions of this exhibit have been omitted pursuant to a confidential treatment request.  An unredacted version of this exhibit has been filed separately with the Securities and Exchange Commission.

Schedule 2.2.6

Form of Petition for Express Abandonment

([**]; [**])

[**]

Schedule 2.3.1

Form of Notice of Discontinuance & Consent Order

(UK Revocation Action)

[**]

Schedule 2.4.1

Form of Withdrawal of Appeal

([**] Appeal.)

[**]

Schedule 2.5.1

Form of Withdrawal of Opposition

(EP [**] Oppositions)

[**]

Schedule 2.5.2

Form of Withdrawal of Request for Oral Proceedings

(EP [**] Oppositions)

Attached.

Schedule 2.6.1

Form of Withdrawal of Opposition

[**]

Schedule 2.6.2

Form of Withdrawal of Request for Oral Proceedings

([**] Opposition)

Attached.

Schedule 2.7.1

Form of Withdrawal of Opposition

([**] Oppositions)

[**]

Schedule 2.7.2

Form of Withdrawal of Request for Oral Proceedings

([**] Oppositions)

Attached.

Schedule 7.2(a)

BioMarin Claims, Judgments or Settlements

Attached.

Schedule 7.3(a)

Sarepta Claims, Judgments or Settlements